Exhibit 10.16.1

September 6, 2011

VIA HAND DELIVERY

Dane A. Miller, Ph.D.

16 Stone Camp

Winona Lake, IN 46590

RE:	Amendment - Consulting Agreement dated January 14, 2010

Dear Dane:

Biomet would like to amend your attached Consulting Agreement to increase your office expense reimbursement, and to extend the term for an additional two (2) years. Accordingly, Section 3(a) of the Agreement and Section 6 of the Agreement are hereby deleted and replaced with the following:

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3.	Compensation / Travel Expenses / W-9 Tax Form.

(a) As full compensation for all authorized services rendered by Consultant under Section 2 and for any other obligations under this Agreement, Biomet shall pay Consultant as follows:

(i)	Biomet shall reimburse Consultant for the out-of-pocket fees and expenses of the services of a secretary and the provision of an office (not in Biomet’s facilities), not to exceed One Hundred Fifty Thousand Dollars ($150,000), paid quarterly, per fiscal year (pro-rated for any partial years); and

(ii)	For the consulting services identified in this Agreement, Biomet shall pay Consultant Two Hundred Fifty Thousand Dollars ($250,000), paid quarterly, per fiscal year (pro-rated for partial years).

Mailing Address:	Shipping Address:
P.O. Box 587	56 East Bell Drive
Warsaw, IN 46581-0587	Warsaw, IN 46582
Toll Free: 800.348.9500
Office: 574.267.6639
Main Fax: 574.267.8137
www.biomet.com

Dane A. Miller, Ph.D.

September 6, 2011

Page Two

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6.	Term and Termination.

(a) The term of this Agreement shall commence on the Effective Date and shall continue until the earlier of (i) the fourth anniversary of the Effective Date (i.e. September 1, 2013), (ii) an Initial Public Offering, or (iii) a Change of Control (the “Term”).

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All other terms and provisions of the Agreement will remain in effect and unchanged. If you are agreeable to these changes, please indicate your acceptance by signing below and returning the original of this amendment to me. Thank you for your assistance.

Sincerely,

/s/ Jeffery R. Binder
Jeffrey R. Binder
President and Chief Executive Officer,
Biomet, Inc.

Accepted and agreed to this     6th             day of September, 2011.

/s/ Dane A. Miller
Dane A. Miller, Ph.D.